As filed with the Securities and Exchange Commission on November 13, 2000

                        Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             Registration Statement
                        Under The Securities Act of 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)


                               Delaware 47-0772104
        (State or other jurisdiction (I.R.S. Employer Identification No.)
                        of incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
   (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------
                 David P. Stokes, General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68154
                                 (402) 334-5101
 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Alan G. Harvey
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000
                      ------------------------------------
 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
    1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================= ======================= ===================== ==================== ===============
         Title of each                                      Proposed maximum     Proposed maximum
            Class of                      Amount             offering price          aggregate         Amount of
         Securities to                    To be              per unit (1)       offering price (1)   registration
         be registered                 Registered                                                        fee
================================= ======================= ===================== ==================== ===============
     Class A Common Stock,            3,157,500 shares         $ 14.375            $45,389,063          $11,985
     par value $0.005 per share
================================= ======================= ===================== ==================== ===============

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on November 10, 2000, as reported on the Nasdaq National Market.

                      ------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.





The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated November 13, 2000

Prospectus

                                3,157,500 Shares
                      Transaction Systems Architects, Inc.
                              Class A Common Stock

                      ------------------------------------

         The shares of TSA Class A Common Stock covered by this prospectus are issuable upon exchange or redemption of TSA Exchangeco Limited exchangeable shares. TSA Exchangeco is a wholly-owned subsidiary of TSA. TSA Exchangeco issued the exchangeable shares in exchange for MessagingDirect Ltd. Class A common shares in connection with the acquisition of MessagingDirect by TSA.

         This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. This means we may issue the TSA Class A Common Stock covered by this prospectus from time to time when the holders of TSA Exchangeco exchangeable shares present their securities for exchange. Upon exchange, holders of exchangeable shares will receive for each exchangeable share one share of TSA Class A Common Stock.

         TSA Class A Common Stock is listed on the Nasdaq National Market under the symbol "TSAI." The closing market price of the TSA Class A Common Stock on November 10, 2000 was $13.875 per share. The principal executive offices of TSA are located at 224 South 108th Avenue, Omaha, Nebraska 68154, and its telephone number is (402) 334-5101.

                      ------------------------------------

                               Consider carefully
                      the risk factors beginning on page 3.

                      ------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------

                The date of this prospectus is ________ __, 2000.


         You should rely only on the information provided in this prospectus or incorporated into it by reference. No person has been authorized to provide you with different information. Transaction Systems Architects is not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

RISK FACTORS...........................................................        3

THE COMPANY............................................................        3

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE........        3

FORWARD-LOOKING STATEMENTS.............................................        4

USE OF PROCEEDS........................................................        5

DESCRIPTION OF TSA CAPITAL STOCK.......................................        5

PLAN OF DISTRIBUTION...................................................        7

INCOME TAX CONSIDERATIONS..............................................       10

LEGAL MATTERS..........................................................       16

EXPERTS................................................................       16



                                  RISK FACTORS

     In addition to the other information in this prospectus and information incorporated by reference, you should carefully consider the following factors, in evaluating your decision to exchange TSA Exchangeco exchangeable shares for shares of TSA common stock.

Exchange of exchangeable shares is taxable

         The exchange of TSA Exchangeco exchangeable shares for shares of TSA common stock is generally a taxable event under current law in Canada and, in certain circumstances, the United States. See "Income Tax Considerations." A holder's tax consequences can vary depending on a number of factors, including the residency of the holder and the method of the exchange (retraction or redemption by TSA Exchangeco or purchase by TSA or TSA Holdco).

Exchangeable shares are not qualified investments for some plans and funds

         The TSA Exchangeco exchangeable shares will not be qualified investments for trusts governed by Canadian retirement savings plans, registered retirement income funds and deferred profit sharing plans. The acquisition of TSA Exchangeco exchangeable shares by these plans and funds will result in an income inclusion to the annuitant under these plans and funds equal to the fair market value of the TSA Exchangeco exchangeable shares, and these plans and funds will also be taxed on the income and gains from the TSA Exchangeco exchangeable shares under the Income Tax Act (Canada).

Exchangeable shares and TSA common stock are foreign property for some tax-exempt holders

         The TSA Exchangeco exchangeable shares and the TSA common stock will be foreign property for trusts governed by Canadian retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered pension plans and for some other tax-exempt persons. These plans, funds and tax-exempt persons have to limit their investment in TSA Exchangeco exchangeable shares and TSA common stock or risk incurring penalties under the Income Tax Act (Canada). The Canada Customs and Revenue Agency has stated that the penalties will not be levied where the exchangeable shares are not qualified investments for trusts governed by Canadian retirement savings plans, registered retirement income funds and deferred profit sharing plans and subject to the tax described in the preceding paragraph.

                                   THE COMPANY

         TSA develops, markets, installs and supports a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. TSA's software products are used to process transactions involving automated teller machines (ATM), point-of-sale (POS) terminals, credit cards, debit cards, smart cards, checks, manned teller devices, remote banking, wire transfers and automated clearing house (ACH) functions. TSA's products and services assist customers in operating large, complex networks performing such functions as transaction authorization, transaction routing, debit and credit card management, transaction settlement and reporting.

         Additional information concerning TSA is included in TSA's documents filed with the SEC, which are incorporated by reference into this document. See "Where You Can Find More Information; Incorporation by Reference."

         WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (upon the payment of fees prescribed by the SEC) any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300
10048), and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important business, financial and other information in our filings by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate into this prospectus by reference the following documents and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

o        Annual  Report on Form 10-K for the  fiscal  year ended  September  30,
          1999;
o Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000 and the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2000; and
o The description of our Class A Common Stock contained in our registration statement on Form 8-A that we filed with the SEC on January 11, 1995 under the Securities Exchange Act, including any amendment or reports that we file for the purposes of updating this description.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of Transaction Systems Architect's Class A Common Stock offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information contained in that registration statement and its accompanying exhibits and schedules which we have also filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the internet.

         You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  David P. Stokes
                  General Counsel and Secretary
                  Transaction Systems Architects, Inc.
                  224 South 108th Avenue
                  Omaha, Nebraska 68154
                  (402) 334-5101

         To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you must make your investment decision.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks, uncertainties and assumptions. We wish to ensure that such statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible the protections of the safe harbor established in the Private Securities Litigation Reform Act. Statements other than statements of existing or historical fact we make in this prospectus or the documents we incorporate by reference are forward-looking. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "forecasts," "projects," and similar expressions identify forward-looking statements. However, the absence of these words does not mean a statement is not forward-looking. Actual results may differ materially from those in forward-looking statements due to many factors, including those set forth above in "Risk Factors" or in documents we incorporate by reference. We operate in a rapidly changing and evolving business involving electronic commerce and payments, and new risk factors will likely emerge. We cannot predict or identify all important risk factors.

                                 USE OF PROCEEDS

         Because the shares of TSA common stock will be issued on exchange or redemption of the TSA Exchangeco exchangeable shares, TSA will receive no cash proceeds on that issuance.

                        DESCRIPTION OF TSA CAPITAL STOCK

         TSA's Amended and Restated Certificate of Incorporation provides that TSA's authorized capital stock consists of 50,000,000 shares of Class A Common Stock, par value $0.005 per share, 5,000,000 shares of Class B Common Stock, par value $0.005 per share, and 5,450,000 shares of preferred stock, par value of $0.01 per share.

Common Stock

         The Class A Common Stock and Class B Common Stock have the same rights except that holders of Class B Common Stock are not entitled to vote except as provided by law. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up of TSA, holders of all Common Stock are entitled to share ratably in all assets remaining after payment of TSA's liabilities and the liquidation preference, if any, of any outstanding preferred stock. Holders of Common Stock have no preemptive rights and no rights to convert their Class A Common Stock into any other securities, and there are no redemption provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which TSA may designate and issue.

Preferred Stock

         The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 5,450,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefor, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights, all without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of Common Stock, the issuance of preferred stock may have one or more of the following effects:

         (1) restrict Common Stock dividends if preferred stock dividends have not been paid,

         (2) dilute the voting power and equity interest of holders of Common Stock, or

         (3) prevent current holders of Common Stock from participating in TSA's assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied.
In addition, the issuance of preferred stock may, under certain circumstances, have the effect of discouraging a change in control of TSA by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to TSA's Amended and Restated Certificate of Incorporation or any reorganization, consolidation, merger (or other similar transaction involving TSA). As a result, the issuance of such preferred stock may discourage bids for the TSA's Common Stock at a premium over the market price therefor and could have a material adverse effect on the market value of the Common Stock. Except for the one share of Special Preferred Voting Stock described below, no shares of preferred stock are currently outstanding.

Special Preferred Voting Stock

         The TSA  Board of  Directors  has  designated  one  share of  Preferred
Stock as Special Preferred Voting Stock. The Special Preferred Voting Stock was issued in connection with the acquisition of MessagingDirect by TSA. On all matters presented to holders of TSA commons stock, the Special Preferred Voting Stock is entitled to the number of votes equal to the number of outstanding  TSA  Exchangeco  exchangeable  shares  not  held  by  TSA  and  its affiliates. The Special Preferred Voting Stock is held by a trustee for and on behalf of the holders of TSA Exchangeco exchangeable shares. For each TSA Exchangeco exchangeable share held on the record date, the holder is entitled to instruct the trustee as to the manner of voting one vote. The Special Preferred Voting Stock and the TSA common stock vote together as a single class. No dividend will be paid to the holder of Special Preferred Voting Stock. The Special Preferred Voting Stock is not convertible. The holder of the Special Preferred Voting Stock is not entitled to participate in any payment or distribution upon any liquidation, dissolution or winding up of TSA. Any share of Special Preferred Voting Stock purchased or otherwise acquired by TSA will be canceled and may not be reissued. When the TSA Exchangeco exchangeable shares are no longer outstanding, the Special Preferred Voting Stock will automatically be cancelled.

Limitation of Liability

         TSA's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (1) breach of the directors' duty of loyalty, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) the unlawful payment of a dividend or unlawful stock purchase or redemption and (4) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of TSA's revised Restated Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

         TSA's Amended and Restated Certificate of Incorporation authorizes TSA to purchase and maintain insurance for the purpose of indemnification.

Delaware Law

         Under Section 203 of the Delaware General Corporation Law, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

         (1) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (TSA did not make such an election),

         (2)      the  business   combination  was  approved  by  the  board  of
                  directors of the corporation before the other party to the business combination became an interested stockholder,

         (3) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or

         (4)      the  business   combination  was  approved  by  the  board  of
                  directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own.

The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of TSA and therefore could discourage attempts to acquire the TSA.

Transfer Agent and Registrar

         The transfer agent and registrar of the Class A Common Stock is Wells Fargo Bank Minnesota, N.A.


                              PLAN OF DISTRIBUTION

         Under the terms of a plan of arrangement and in connection with the acquisition of MessagingDirect by TSA, TSA Exchangeco issued the TSA Exchangeco exchangeable shares in exchange for MessagingDirect Ltd. Class A common shares. Each holder of MessagingDirect Class A common shares who is not a resident of the United States could elect to receive the exchangeable shares or TSA common stock. Holders of MessagingDirect Class A Common shares resident in the United States received TSA common stock. MessagingDirect Class A common shareholders who properly exercised their dissent rights were not issued any shares and have been or will be paid fair value for their MessagingDirect Class A common shares. TSA common stock may be issued to holders of TSA Exchangeco exchangeable shares through the holder's election, TSA Exchangeco's redemption, or TSA Exchangeco's or TSA's liquidation.

Election Of Holders To Retract Exchangeable Shares

         Holders of TSA Exchangeco exchangeable shares may elect at any time to have any or all TSA Exchangeco exchangeable shares owned by them exchanged for an equal number of shares of TSA common stock, plus an additional amount equivalent to all declared and unpaid dividends on such TSA Exchangeco exchangeable shares. The holder's exercise of this election right is called a retraction. Holders of the TSA Exchangeco exchangeable shares may retract by presenting to TSA Exchangeco or its transfer agent the certificates representing the number of TSA Exchangeco exchangeable shares the holder desires to retract, together with a signed notice of retraction specifying the number of TSA Exchangeco exchangeable shares the holder wishes to retract and the date the holder desires to receive the TSA common stock. This retraction date must be between ten and fifteen business days after TSA Exchangeco receives the notice of retraction. The transfer agent may require the holder to submit additional documents to complete the retraction of the TSA Exchangeco exchangeable shares.

         Upon receipt of the TSA Exchangeco exchangeable shares certificates, the notice of retraction and other required documentation from the holder, TSA Exchangeco must immediately notify TSA of such retraction request. TSA will then have five business days to decide to exercise its retraction call right to purchase all of the TSA Exchangeco exchangeable shares submitted by the holder. If TSA does not advise TSA Exchangeco within the five business day period of its decision to exercise this retraction call right, TSA Exchangeco will notify the holder as soon as possible thereafter that TSA will not exercise this right. A holder may revoke his or her notice of retraction at any time before the close of business on the business day before the retraction date. If the holder does not revoke his or her notice of retraction, on the retraction date either TSA will acquire the TSA Exchangeco exchangeable shares that the holder has requested TSA Exchangeco to redeem (assuming TSA exercises its retraction call right) or TSA Exchangeco will redeem those shares. In each case the holder will receive one share of TSA common stock for each TSA Exchangeco exchangeable share retracted, plus an additional amount equivalent to all declared and unpaid dividends on such TSA Exchangeco exchangeable shares. TSA or TSA Exchangeco, as the case may be, is entitled to sell some of the TSA common stock otherwise deliverable to the holder to fund any withholding tax obligation.

Redemption Of TSA Exchangeco Exchangeable Shares

         Subject to the redemption call right of TSA described below, TSA Exchangeco must redeem all of the then outstanding TSA Exchangeco exchangeable shares in exchange for an equal number of shares of TSA common stock, plus an additional amount equivalent to all declared and unpaid dividends on such TSA
Exchangeco exchangeable shares on the redemption date. The redemption date will be (1) the fifth anniversary of the closing of the acquisition of MessagingDirect by TSA or (2) an earlier date set by the TSA Exchangeco board of directors if any of the following occurs:

         -        less  than  one-third  of  the  TSA  Exchangeco   exchangeable
                  shares   issued   to    MessagingDirect    shareholders    are
                  outstanding;

         - a change of control of TSA and the TSA Exchangeco board of directors determines that it is not reasonably practicable to replicate the terms of the exchangeable shares in connection with the change of control transaction and that the redemption of all of the outstanding exchangeable shares is necessary to enable the completion of the change of control transaction in accordance with its terms;

         - the proposal of an event in respect of which holders of TSA Exchangeco exchangeable shares are entitled to vote (other than a change in the rights of holders of exchangeable shares where approval of the holders of exchangeable shares would be necessary to maintain equivalence of the exchangeable shares and TSA common stock);

         -        the  proposal  of  a  change  in  the  rights  of  holders  of
                  exchangeable   shares   where   approval  of  the  holders  of
                  exchangeable shares would be necessary to maintain equivalence of the exchangeable shares and TSA common stock, and the holders of the exchangeable shares (other than TSA and its affiliates) fail to take the necessary action to approve or disapprove the proposal; or

         - the TSA board of directors resolves to distribute shares of any TSA affiliate, other than TSA Exchangeco, to holders of TSA common stock or the TSA board of directors determines that failure to redeem the exchangeable shares may create a risk of adversely impacting the U.S. federal income tax treatment of such a distribution.

         TSA has a redemption call right to purchase on the redemption date all of the outstanding TSA Exchangeco exchangeable shares for a per share purchase price equal to one share of TSA common stock plus an additional amount equivalent to all declared and unpaid dividends on the TSA Exchangeco exchangeable share. TSA Exchangeco will provide the registered holders of TSA Exchangeco exchangeable shares with written notice of its proposed redemption or TSA's purchase of the TSA Exchangeco exchangeable shares. TSA or TSA Exchangeco, as the case may be, is entitled to liquidate some of the TSA common stock otherwise deliverable to the holder to fund any withholding tax obligation.

Liquidation of TSA Exchangeco

         If TSA Exchangeco liquidates, dissolves or winds up its affairs, holders of the TSA Exchangeco exchangeable shares have preferential rights to receive one share of TSA common stock for each TSA Exchangeco exchangeable share they hold, plus an additional amount equivalent to all declared and unpaid dividends on the holder's TSA Exchangeco exchangeable shares. If TSA Exchangeco proposes to liquidate, dissolve or wind up its affairs, TSA has the liquidation call right to purchase all of the outstanding TSA Exchangeco exchangeable shares from the holders thereof on the last business day prior to the effective time of any such event. TSA, as the owner of all of the outstanding voting shares of TSA Exchangeco, has agreed not to vote to initiate the voluntary liquidation, dissolution or winding up of TSA Exchangeco or to take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of TSA Exchangeco, other than a reorganization of TSA Exchangeco which results in TSA or its affiliates assuming the rights and obligations of TSA Exchangeco.

         On  or  promptly  after  the  effective  time  of  any  TSA  Exchangeco liquidation, dissolution or winding up, holders of the TSA Exchangeco exchangeable shares must surrender their certificates representing those shares, together with any other documents required by the transfer agent, to TSA Exchangeco's registered office or transfer agent. If TSA exercises its purchase rights, the delivery must be made to the transfer agent. In either case, upon receipt of the certificates and other required documents, the holders will be entitled to receive one share of TSA common stock for each outstanding TSA Exchangeco exchangeable share, plus an additional amount equivalent to all declared and unpaid dividends on the TSA Exchangeco exchangeable shares. TSA Exchangeco may require the holder to pick up the TSA common stock at TSA Exchangeco's registered office. TSA or TSA Exchangeco, as the case may be, is entitled to sell some of the TSA common stock otherwise deliverable to the holder to fund any withholding tax obligation.

         As an alternative to the exchange described in the preceding paragraph, a holder of TSA Exchangeco exchangeable shares may exercise its exchange right and require TSA to purchase the TSA Exchangeco exchangeable shares. In this case, the holder must deliver to the trustee the certificates, endorsed in blank, a completed form of notice of exercise of the exchange right, which is contained on the reverse of, or attached to, the TSA Exchangeco exchangeable share certificates and any other required documents.

Liquidation Of TSA

         Upon the occurrence of a TSA liquidation event (as described below), in order for the holders of the TSA Exchangeco exchangeable shares to participate on a pro rata basis with the holders of TSA common stock, each holder of TSA Exchangeco exchangeable shares will automatically receive in exchange therefor an equivalent number of shares of TSA common stock, plus an additional amount equivalent to all declared and unpaid dividends on such TSA Exchangeco exchangeable shares. A TSA liquidation event means:

                  (1) any determination by TSA's board of directors to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to TSA or to effect any other distribution of assets of TSA among its stockholders for the purpose of winding up its affairs; or

                  (2) as soon as practicable following the earlier of receipt by TSA of notice of, and TSA becoming aware of any threatened or instituted claim, suit or proceedings with respect to the involuntary liquidation, dissolution or winding-up of TSA or to effect any other distribution of assets of TSA among its stockholders for the purpose of winding up its affairs, in either case where TSA has failed to contest in good faith any of these proceeding within 30 days of becoming aware of it.

To effect the automatic exchange of TSA Exchangeco exchangeable shares for shares of TSA common stock, TSA will purchase each TSA Exchangeco exchangeable share outstanding immediately prior to the TSA liquidation event. Upon a holder's request and surrender of TSA Exchangeco exchangeable share certificates, endorsed in blank and accompanied by such instruments of transfer as TSA may reasonably require, TSA will deliver to that holder, certificates representing an equivalent number of shares of TSA common stock, plus an additional amount equivalent to all declared and unpaid dividends on the holder's TSA Exchangeco exchangeable shares and, to the extent not paid by TSA Exchangeco, dividends declared on TSA common stock that have not been declared on the TSA Exchangeco exchangeable shares as required under the terms of the TSA Exchangeco exchangeable shares. TSA is entitled to sell some of the TSA common stock otherwise deliverable to the holder to fund any withholding tax obligation.

         Subject to limitations with respect TSA Exchangeco exchangeable shares held in Canadian Registered Retirement Savings Plans, TSA may assign the retraction call right, redemption call right and liquidation call right described above to Transaction Systems Architects Nova Scotia Company, which we refer to as TSA Holdco. TSA Holdco is a wholly-owned subsidiary of TSA.

                            INCOME TAX CONSIDERATIONS

Canadian   Federal   Income  Tax   Considerations   To  Former   MessagingDirect
Shareholders

         Subject to the qualifications and assumptions contained herein, in the opinion of Baker & McKenzie, Canadian tax counsel to TSA, the following is a summary of the principal Canadian federal income tax considerations, as of the date of this prospectus generally applicable to former MessagingDirect shareholders who at all relevant times, for purposes of the Canadian Tax Act, hold their TSA Exchangeco exchangeable shares and shares of TSA common stock as capital property and deal at arm's length with, and are not affiliated with, MessagingDirect or TSA. This discussion does not apply to a holder with respect to whom TSA is a foreign affiliate within the meaning of the Canadian Tax Act. It is assumed that a former MessagingDirect shareholder who exchanged MessagingDirect common shares for TSA Exchangeco exchangeable shares received no other consideration for the MessagingDirect common shares, except for cash in lieu of a fraction of a TSA Exchangeco exchangeable share. The rights described below under the heading Voting Rights and Exchange Rights will be received by former MessagingDirect shareholders from TSA. No assurance can be given that these rights will not be regarded as non-share consideration received for the MessagingDirect common shares.

         All former MessagingDirect shareholders should consult their own tax advisors as to whether, as a matter of fact, they hold their TSA Exchangeco exchangeable shares and shares of TSA common stock as capital property for the purposes of the Canadian Tax Act. The "mark-to-market" rules of the Canadian Tax Act relating to financial institutions (including financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing) will preclude those financial institutions from treating their TSA Exchangeco exchangeable shares and shares of TSA common stock as capital property for purposes of the Canadian Tax Act. This discussion does not take into account the mark-to-market rules, and former MessagingDirect shareholders that are financial institutions for the purposes of these rules should consult their own tax advisors to determine the tax consequences to them of the combination.

         This  discussion  is based on the current  provisions  of the  Canadian
Tax Act and the regulations thereunder, the current provisions of the Canada-United States Income Tax Convention, and counsel's understanding of the current published administrative practices of the Canada Customs and Revenue Agency, all of which are subject to change. This discussion takes into account all specific proposals to amend the Canadian Tax Act and the regulations thereunder that have been publicly announced by or on behalf of the Canadian Minister of Finance before the date hereof. No assurances can be given that the proposed amendments will be enacted in the form proposed, if at all.

         Except for the foregoing, this discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein.

         This discussion is of a general nature only. Therefore, former MessagingDirect shareholders should consult their own tax advisors with respect to their particular circumstances. No advance income tax ruling has been obtained from the Canada Customs and Revenue Agency to confirm the tax consequences of any of the transactions described herein.

         Conversion from U.S. Dollars to Canadian Dollars. For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of shares of TSA common stock, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise. In computing a shareholder's liability for tax under the Canadian Tax Act, any cash amounts received by a shareholder in United States dollars must be converted into the Canadian dollar equivalent, and the amount of any non-share consideration received by a shareholder must be expressed in Canadian dollars at the time the consideration is received.

Shareholders Resident in Canada

         The following portion of this discussion is generally applicable to holders of TSA Exchangeco exchangeable shares who, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada at all relevant times. Certain of these persons to whom the former MessagingDirect common shares might not constitute capital property may elect, in certain circumstances, to have the property treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Canadian Tax Act.

         Retraction of TSA Exchangeco Exchangeable Shares with TSA Exchangeco; Redemption of TSA Exchangeco Exchangeable Shares by TSA Exchangeco. On the retraction or redemption of a TSA Exchangeco exchangeable share with or by TSA
Exchangeco, the holder of a TSA Exchangeco exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the proceeds exceed the paid-up capital at the time of the TSA Exchangeco exchangeable share redemption. For these purposes, the proceeds will be the fair market value at the time of the retraction or redemption, of the shares of TSA common stock received from TSA Exchangeco plus the amount, if any, of all accrued but unpaid dividends on the TSA Exchangeco exchangeable shares paid on the retraction or redemption. The amount of the deemed dividend generally will be subject to the same tax treatment accorded to dividends on the TSA Exchangeco exchangeable shares as described below. On the retraction or redemption, the holder of a TSA Exchangeco exchangeable share will also be considered to have disposed of the TSA Exchangeco exchangeable share, but the amount of the deemed dividend will be excluded in computing the shareholder's proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. In the case of a shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend.

         Exchange of TSA Exchangeco Exchangeable Shares with TSA or TSA Holdco. Because of TSA's or TSA Holdco's retraction call right and redemption call right, an exchange with TSA or TSA Holdco results in TSA's or TSA Holdco's purchase of the TSA Exchangeco exchangeable shares. The holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the TSA Exchangeco exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the TSA Exchangeco exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of exchange of the shares of TSA common stock plus any other amount received by the holder from TSA or TSA Holdco as part of the exchange consideration.

         In the Canadian federal budget of October 18, 2000, the Canadian government announced its intention to develop a rollover rule which will allow a Canadian resident shareholder to exchange shares of a Canadian corporation for shares of a non-Canadian corporation on a tax-deferred basis where the Canadian resident shareholder receives only share consideration on the exchange. Any rollover rule will not take effect before the release of draft legislation for public discussion. No assurance can be given that this proposed rollover rule will ever be enacted. This analysis assumes that no such rollover rule will be available to holders of TSA Exchangeco exchangeable shares.

         Because  of the  existence  of TSA's or TSA  Holdco's  retraction  call right, a holder exercising the right of retraction in respect of TSA Exchangeco exchangeable shares cannot control whether the holder will receive shares of TSA common stock by way of redemption of the TSA Exchangeco exchangeable shares by TSA Exchangeco or by the way of purchase of the TSA Exchangeco exchangeable shares by TSA or TSA Holdco. As described above, the Canadian federal income tax consequences of a redemption differ from those of a purchase.

         Taxation of Capital Gains and Capital Losses. Three-quarters of any capital gain ("taxable capital gain") must be included in a shareholder's income for the year of disposition. Three-quarters of any capital loss
("allowable capital loss") generally must be deducted by the holder from taxable capital gains for the year of disposition. Any allowable capital losses in excess of taxable capital gains for the year of disposition generally may be carried back up to three taxation years or carried forward indefinitely and deducted against net taxable capital gains (taxable capital gains less allowable capital losses) in those other years to the extent and under the circumstances described in the Canadian Tax Act. The Canadian federal budgets of February 28, 2000 and October 18, 2000 propose to reduce the inclusion rates for capital gains from three-quarters to two-thirds and one-half in respect of capital gains realized after February 27, 2000 and October 17, 2000, respectively. Where a taxpayer has capital gains or losses in more than one of three periods in 2000 (January 1 to February 27, February 28 to October 17, and October 18 to December 31), the effective inclusion rate for the 2000 year is determined in accordance with a formula. No assurance can be given that this proposal will be enacted.

         Capital gains realized by an individual or trust, other than other certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act.

         A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include an amount in respect to taxable capital gains.

         If the holder of a TSA Exchangeco exchangeable share is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of the share may be reduced by the amount of dividends received or deemed to have been received by it on the share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns TSA Exchangeco exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns TSA Exchangeco exchangeable shares. Shareholders to whom these rules may be relevant should consult their own tax advisors.

         Dividends on TSA Exchangeco Exchangeable Shares. In the case of a shareholder who is an individual, dividends received or deemed to be received on the TSA Exchangeco exchangeable shares will be included in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

         In the case of a shareholder that is a corporation other than a "specified financial institution" (as defined in the Canadian Tax Act), dividends received or deemed to be received on the TSA Exchangeco exchangeable shares normally will be included in the corporation's income and deductible in computing its taxable income.

         A shareholder that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on the TSA Exchangeco exchangeable shares to the extent that the dividends are deductible in computing the shareholder's taxable income.

         The TSA Exchangeco exchangeable shares will be "term preferred shares" as defined in the Canadian Tax Act. Consequently, in the case of a shareholder that is a specified financial institution, such a dividend will be deductible in computing its taxable income only if:

                  (1) the specified financial institution did not acquire the TSA Exchangeco exchangeable shares in the ordinary course of the business carried on by the institution; or

                  (2) in any case, at the time the dividend is received by the specified financial institution, the TSA Exchangeco exchangeable shares are listed on a prescribed stock exchange in Canada and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding TSA Exchangeco exchangeable shares. However, the TSA Exchangeco exchangeable shares are not listed on any stock exchange and there are no plans to list the TSA Exchangeco exchangeable shares on any stock exchange.

         In  addition,  to the  extent  that a  deemed  dividend  arises  on the redemption of the TSA Exchangeco exchangeable shares by TSA Exchangeco, a portion of the dividend may not be subject to the denial of dividend deduction applicable in respect of term preferred shares in accordance with the exceptions outlined above. Specified financial institutions should consult their own tax advisors.

         A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include dividends or deemed dividends that are not deductible in computing taxable income.

         The TSA Exchangeco exchangeable shares will be "taxable preferred shares" and "short-term preferred shares" for purpose of the Canadian Tax Act. Accordingly, TSA Exchangeco will be subject to a 66 2/3% tax under Part
VI.1 of the Canadian Tax Act on dividends (other than "excluded dividends" as defined in the Canadian Tax Act) paid or deemed to be paid on the TSA Exchangeco exchangeable shares and will be entitled to deduct an amount equal to 9/4 of the tax so payable in computing its taxable income for purposes of the Canadian Tax Act. Dividends received or deemed to be received on the TSA Exchangeco exchangeable shares will not be subject to the 10% tax under Part
IV.1 of the Canadian Tax Act applicable to certain corporations.

         Dividends  on TSA  Common  Stock.  Dividends  on shares  of TSA  common stock will be included in the recipient's income for the purposes of the Canadian Tax Act. These dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A shareholder that is a corporation will include these dividends in computing its income and generally will not be entitled to deduct the amount of the dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include the dividends. United States non-resident withholding tax on the dividends will be eligible for foreign tax credit or deduction treatment, where applicable, under the Canadian Tax Act. See "United States Federal Income Tax Considerations to Former MessagingDirect Shareholders -- Shareholders Not Resident in or Citizens of the United States." The Canadian federal budget of October 18, 2000 proposes a tax deferral on an elective basis in respect of certain distributions by U.S. corporations of "spin-off" shares to Canadian resident shareholders. No assurance can be given that this proposal will be enacted.

         Disposition of Shares of TSA Common Stock. The cost of a share of TSA common stock received on a retraction, redemption or exchange of a TSA
Exchangeco exchangeable share will be equal to the fair market value of the share at the time of that event. The adjusted cost base to a holder of shares of TSA common stock acquired on a retraction, redemption or exchange of a TSA Exchangeco exchangeable share will be determined by averaging the cost of the share with the adjusted cost base of all other shares of TSA common stock held by the holder as capital property immediately before the retraction, redemption or exchange, as the case may be. A disposition or deemed disposition of a share of TSA common stock by a holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the share immediately before the disposition.

         Foreign Property Information Reporting. A holder of shares of TSA common stock, who is a "specified Canadian entity" for a taxation year or fiscal period and whose total cost amount of "specified foreign property," including such shares, at any time in the year or fiscal period exceeds
Cdn$100,000 will be required to file an information return for the year or period disclosing prescribed information, including the shareholder's cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of that property. Trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered pension plans will not be specified Canadian entities. With some exceptions, other taxpayers resident in Canada in the year will be specified Canadian entities. A holder of TSA common stock should consult its own advisors about whether it must comply with these rules.

         TSA Exchangeco Exchangeable Shares - Eligibility for Investment. The TSA Exchangeco exchangeable shares will be foreign property under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans, for registered pension plans or for certain other persons to whom Part XI of the Canadian Tax Act applies. These plans, funds and tax-exempt persons have to limit their investment in TSA Exchangeco exchangeable shares and TSA common stock or risk incurring penalties under the Canadian Tax Act. The Canada Customs and Revenue Agency has stated that the penalties will not be levied where the shares are not qualified investments for trusts governed by Canadian retirement savings plans, registered retirement income funds and deferred profit sharing plans and subject to the taxes described in the following paragraph.

         The  TSA   Exchangeco   exchangeable   shares  will  not  be  qualified
investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. The acquisition of TSA Exchangeco exchangeable shares by these plans and funds will result in an income inclusion to the annuitant under these plans and funds equal to the fair market value of the TSA Exchangeco exchangeable shares, and these plans and funds will also be taxed on the income and gains from the TSA Exchangeco exchangeable shares under the Canadian Tax Act.

         Voting Rights and Exchange Rights. The rights of the holders of TSA Exchangeco exchangeable shares to direct the voting of the one share of MessagingDirect special preferred voting stock held by a trustee and the rights granted to the trustee to exchange TSA Exchangeco exchangeable shares for TSA common stock in certain circumstances will not be qualified investments and will be foreign property under the Canadian Tax Act.

         TSA Common Stock. The TSA common stock will be a qualified investment under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans provided that the shares remain listed on the Nasdaq
National Market or a prescribed stock exchange. The TSA common stock will be foreign property under the Canadian Tax Act.

Shareholders Not Resident in Canada

         The following portion of the discussion is applicable to former MessagingDirect shareholders who, for purposes of the Canadian Tax Act and any applicable tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time.

         Generally, the TSA Exchangeco exchangeable shares will be taxable Canadian property to a non-resident of Canada since TSA Exchangeco is a corporation resident in Canada and the TSA Exchangeco exchangeable shares are not listed on a prescribed stock exchange. It is not anticipated that the TSA Exchangeco exchangeable shares will ever be listed on any stock exchange.

         A non-resident of Canada is subject to tax on any gain on the exchange of TSA Exchangeco exchangeable shares for shares of TSA common stock (except to the extent the exchange gives rise to a deemed dividend discussed below), or on the sale or other disposition of a TSA Exchangeco exchangeable share. Canada's tax treaties will generally exempt any gain from tax in Canada. However, a holder who is a non-resident will generally be required to obtain a clearance certificate under Section 116 of the Canadian Tax Act in respect of a disposition of taxable Canadian property even where a treaty exemption applies, failing which TSA Exchangeco, TSA or TSA Holdco, as the case may be, will be entitled to withhold a portion of the proceeds under the Canadian Tax Act.

         Dividends paid or deemed to be paid on the TSA Exchangeco exchangeable shares are subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25%, although this rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-United States Income Tax Convention, the rate is generally reduced to 15% in respect of dividends paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the Canada-United States Income Tax Convention.

         A holder whose TSA Exchangeco exchangeable shares are redeemed by TSA Exchangeco (either under TSA Exchangeco's redemption right or pursuant to the holder's retraction rights) will be deemed to receive a dividend as described above under "-- Shareholders Resident in Canada -- Retraction of TSA
Exchangeco Exchangeable Shares with TSA Exchangeco; Redemption of TSA Exchangeco Exchangeable Shares by TSA Exchangeco." Any such deemed dividend will be subject to withholding tax as described above. Holders of TSA Exchangeco exchangeable shares cannot control whether they will realize a deemed dividend or proceeds of disposition on an exchange of the TSA Exchangeco exchangeable shares for shares of TSA common stock.

        The TSA common stock will not be taxable Canadian property to a non-resident of Canada since TSA is not a corporation resident in Canada. Therefore, any gain on the sale of TSA common stock by a non-resident of Canada will not be taxable in Canada.

United States Federal Income Tax Considerations - Former MessagingDirect Shareholders Not Resident In, Or Citizens Of, The United States

         The following summary applies to former holders of MessagingDirect common shares that are not United States holders. For purposes of this summary, United States holders are individual United States citizens or residents (including certain former citizens and residents), corporations or partnerships organized in the United States or under the laws of the United States or any state thereof, any estate subject to United States federal income tax on its income regardless of source, and any trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

         Under the Plan of Arrangement, United States holders are not entitled to receive TSA Exchangeco exchangeable shares, and holders of TSA Exchangeco exchangeable shares are prohibited from transferring their exchangeable shares except to surrender them to TSA.

         This summary is based on United States Federal income tax law in effect on the date of this prospectus. No statutory, judicial, or administrative authority directly addresses some of the United States Federal income tax consequences of the issuance and ownership of instruments and rights comparable to the TSA Exchangeco exchangeable shares and the related rights. Consequently, some aspects of the United States federal income tax treatment of the transactions, including the ownership of TSA Exchangeco exchangeable shares and the exchange of TSA Exchangeco exchangeable shares for shares of TSA common stock, are not certain. No advance income tax ruling has been sought or obtained from the United States Internal Revenue Service regarding the tax consequences of any of the transactions described herein.

         This summary does not address aspects of United States taxation other than United States Federal income taxation. We note as a general matter, however, that United States income tax treaties do not apply to state and local taxes. In addition, this summary does not address either (1) the United States state or local tax consequences or (2) the foreign tax consequences of the combination of MessagingDirect, TSA Exchangeco and TSA.

         A non-United States holder generally should not be subject to United State federal income tax on gain (if any) recognized on the exchange of TSA Exchangeco exchangeable shares for shares of TSA common stock or on gain (if any) on the sale of shares of TSA common stock. Either gain could be taxable, however, in two very limited circumstances.

         First, the gain could be taxed by the United States if (1) the non-United States holder has an office or fixed place of business in the United States; (2) that office materially participates in the sale of the stock; and (3) the non-United States holder is either a dealer in stock or engaged in the active conduct of a banking, finance, or similar business. If these conditions are met, the gain could be taxed as effectively connected income provided that certain other criteria are also met. This tax might be avoided (depending on whether the non-United States holder is a dealer or is engaged in a banking, finance, or similar business) if the non-United States holder is a qualified resident of a country with which the United States has a bilateral income tax treaty that changes the application of the normal source of income rules in the Internal Revenue Code.

         Second, gain recognized by an individual could be taxed by the United States if the individual is present in the United States for 183 days or more in the taxable year in which the gain is recognized and has a "tax home," as defined in the United States Internal Revenue Code, during that year. The gain would be taxable only if the non-United States holder has a U.S. office and certain other narrow criteria are satisfied. This tax could be avoided if the individual is a qualified resident of a country with which the United States has a bilateral income tax treaty, and the individual is a resident of the other country under the Residence article of the treaty.

         Non-United States holders might also be subject to tax if the United States rules regarding investments in United States real property interests were to apply. TSA has represented, however, that it is expected that no corporation relevant to this determination will be a United States real property holding company, so these rules should not apply.

         Dividends received by a non-United States holder with respect to TSA common stock received in exchange for TSA Exchangeco exchangeable shares generally will be subject to United States Federal withholding tax at a rate of 30 percent. This rate could be reduced if non-United States holder is a qualified resident of a country with which the United States has a bilateral income tax treaty. A qualified resident of Canada under the United States-Canada income tax treaty should be eligible for a reduced treaty rate of 15% or 5%, depending on the size of the shareholding.

                                 LEGAL MATTERS

         The validity of the Class A Common Stock offered pursuant to this prospectus will be passed upon for TSA by Baker & McKenzie, Dallas, Texas.

                                    EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus to TSA's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report on the financial statements, which includes an explanatory paragraph with respect to TSA changing its method of accounting for software license fees revenue upon adoption of American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition" effective October 1, 1998, as discussed in Note 2 to the financial statements.

         Future financial statements and schedules of TSA and the reports thereon of TSA's independent public accountants also will be incorporated by reference in this prospectus in reliance upon the authority of those independent public accountants as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                       -----------------------------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Registration  fee . . . . . . . . . . . . . . . . . . . . . .      $11,985
Legal  fees and  expenses . . . . . . . . . . . . . . . . . .       15,000
Accounting  fees and expenses.  . . . . . . . . . . . . . . .       25,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .        1,015

     Total  . . . . . . . . . . . . . . . . . . . . . . . . .      $53,000


Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article Tenth of the Amended and Restated Certificate of Incorporation of TSA provides that TSA, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits TSA to provide broader indemnification rights than such law permitted TSA to provide prior to such amendment), to indemnify a director or officer of TSA or a person who is or was serving at the request of TSA as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). Article Tenth also provides that expenses incurred by an indemnified person will be paid in advance by TSA; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnified person incurred in his or her capacity as a director or officer will be made only if TSA receives an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses. The Amended and Restated Certificate of Incorporation also authorizes TSA to maintain officer and director liability insurance, and such a policy is currently in effect.

         TSA entered into Severance Compensation Agreements with each of its executive officers and certain other employees. Under the Agreements, TSA agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of TSA, by reason of any action taken by him or of any action on his part while acting as director or officer of TSA, or by reason of the fact that he is or was serving at the request of TSA as a director, officer, employee or agent of another enterprise. TSA also agrees to obtain and maintain a directors' and officers' liability insurance policy covering the employee.

         Under a registration rights agreement between TSA and certain of its stockholders, TSA agreed to indemnify each stockholder selling his or her shares thereunder in connection with any losses, claims, damages or liabilities arising out of certain acts or omissions of TSA. Under an agreement with the purchasers of TSA's Senior Convertible Preferred Stock and warrants, TSA indemnified the purchasers with respect to any misrepresentation or breach of any representation or warranty or noncompliance with any conditions or other agreements given or made in connection with the agreement or the transactions contemplated therein.

Item 16. Exhibits

Exhibit
Number             Description

   3.01(1)         Amended and Restated Certificate of Incorporation of TSA, and
                   amendments thereto
   3.02(2)         Amended and Restated Bylaws of TSA
   4.01(1)         Form of Common Stock Certificate
   5.01            Opinion of Baker & McKenzie
   8.01            Opinion of Baker & McKenzie regarding tax matters
   8.02            Opinion of Arthur Andersen LLP regarding tax matters
  23.01            Consent of Arthur Andersen LLP
  23.02            Consent of Baker & McKenzie (included in opinion filed as
                   Exhibit 5.01)
  23.03            Consent of Baker & McKenzie (included in opinion filed as
                   Exhibit 8.01)
  23.04            Consent of Arthur Andersen LLP (included in opinion filed as
                   Exhibit 8.02)
  24.01            Power of Attorney (contained in Signature Page)

(1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.

(2) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

Item 22. Undertakings

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
         10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 13th day of November, 2000.

                                        TRANSACTION SYSTEMS ARCHITECTS, INC.

                                        By:/s/ William E. Fisher
                                        ---------------------------------
                                               William E. Fisher,
                                               Chairman, Chief Executive
                                               Officer and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, David P. Stokes and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3, including any post-effective amendments, and any additional Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith, with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                        Title                              Date

/s/ William E. Fisher       Chairman, Chief Executive          November 13, 2000
---------------------       Officer and Director
    William E. Fisher       (Principal Executive Officer)


/s/ Dwight G. Hanson        Chief Financial Officer and        November 13, 2000
--------------------        Senior Vice President
    Dwight G. Hanson        (Principal Financial Officer)

/s/ Edward Fuxa             Controller                         November 13, 2000
---------------             (Principal Accounting Officer)
    Edward Fuxa

/s/ Charles E. Noell, III   Director                           November 13, 2000
-------------------------
    Charles E. Noell, III

/s/ Jim D. Kever            Director                           November 13, 2000
----------------
    Jim D. Kever

/s/ Larry G. Fendley        Director                           November 13, 2000
--------------------
    Larry G. Fendley

/s/ Roger K. Alexander      Director                           November 13, 2000
----------------------
    Roger K. Alexander

/s/ Gregory J. Duman        Director                           November 13, 2000
--------------------
    Gregory J. Duman

                                  EXHIBIT INDEX

Exhibit
Number             Description

   3.01(1)         Amended and Restated Certificate of Incorporation of TSA, and
                   amendments thereto
   3.02(2)         Amended and Restated Bylaws of TSA
   4.01(1)         Form of Common Stock Certificate
   5.01            Opinion of Baker & McKenzie
   8.01            Opinion of Baker & McKenzie regarding tax matters
   8.02            Opinion of Arthur Andersen LLP regarding tax matters
  23.01            Consent of Arthur Andersen LLP
  23.02            Consent of Baker & McKenzie (included in opinion filed as
                   Exhibit 5.01)
  23.03            Consent of Baker & McKenzie (included in opinion filed as
                   Exhibit 8.01)
  23.04            Consent of Arthur Andersen LLP (included in opinion filed as
                   Exhibit 8.02)
  24.01            Power of Attorney (contained in Signature Page)


(1) Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 33-88292 on Form S-1.

(2) Incorporated by reference to the exhibit of the same number to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.